EXHIBIT 99.1
Interwoven Announces First Quarter Financial Results
Revenues of $46.5 Million; Non-GAAP Profit of 8 Cents Per Share; 80 New Customers
SUNNYVALE, Calif. — April 27, 2006 — Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced its financial results for the first quarter ended March 31, 2006.
Interwoven reported total revenues of $46.5 million for the first quarter of 2006, an increase of 9% from total revenues of $42.5 million for the same period last year. Net loss for the first quarter of 2006, calculated in accordance with generally accepted accounting principles (GAAP), was $1.4 million, or $0.03 per share, as compared to a net loss of $249,000, or $0.01 per share, for the same period last year. On a non-GAAP basis, Interwoven reported net income of $3.6 million for the first quarter of 2006, or $0.08 per share, compared to non-GAAP net income of $2.5 million, or $0.06 per share, for the same period last year. Non-GAAP results exclude restructuring and excess facilities charges, charges associated with the retirement of the company’s Chief Executive Officer, stock-based compensation charges, amortization of intangible assets, and the related tax impact of these adjustments. At the end of the first quarter of 2006, Interwoven had cash and investments of $143.1 million, an increase of $5.9 million from the $137.2 million at December 31, 2005.
A reconciliation of net loss and net loss per share calculated in accordance with generally accepted accounting principles and non-GAAP net income and net income per share is provided in the tables immediately following the consolidated statements of operations. Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below.
“Q1 was an excellent quarter for Interwoven. We achieved strong financial results across the board and acquired an impressive number of new customers,” said Max Carnecchia, Interim President at Interwoven. “All geographies and product lines performed well. I’m very pleased with the Interwoven team’s accomplishments in the quarter on a number of fronts including technology innovation, new customer momentum, and financial performance.”
Customer Acquisition
Interwoven continued its strong global customer momentum in the first quarter by adding 80 new customers. As a result, Interwoven has now sold to more than 3,500 customers worldwide.
New customers selecting Interwoven in the first quarter include: Caterpillar; Anglo Irish Bank; First Bank in Taiwan; Hong Kong Tourism Board; MetLife; Odakyu Electric Railway; Strategem Technologies; Tickets Now; Tokyo Star Bank and many more. Interwoven also continued to attract new world-class professional services customers including: Simmons & Simmons; Preston Gates & Ellis; Gleiss Lutz; Zuckerman Spaeder; Shepherd & Wedderburn; White & Williams; and many others.
In the first quarter, Interwoven also received orders from existing customers including: 3M; Allstate; Avaya; Avon; Bank of America; BellSouth; Blue Cross Blue Shield of Mississippi; BT; Capital One; Heidelberger Druckmaschinen; Iron Mountain; NEC Electronics America; Novartis; Principal Life Insurance; Sky Italia; Sony; Symantec; Tesco; Toyota Financial Services; and many more. Reorders from professional services firms in the first quarter include: Cetrulo & Capone; Fitzpatrick Cella Harper &

Scint; Halloran & Sage; John L. Wortham & Son; Littler Mendelson; Minter Ellison; Powell Goldstein; Wilmer Cutler & Pickering Hale; and others.
As global companies renew their focus on accelerating top-line revenue rather than solely cost cutting, Interwoven believes that investment in core technologies such as Web Content Management (WCM), Digital Asset Management (DAM), Content Distribution, and Content Intelligence, continues to increase as companies strive to grow revenues through the delivery of an improved customer experience. During the quarter, new and existing customers worldwide purchased Interwoven solutions to deliver an enhanced customer experience through greater brand consistency and improved customer interactions across touchpoints.
For example, Sky Italia, an existing Interwoven Digital Asset Management customer and the leading satellite television provider in Italy, purchased Interwoven’s Web Content Management solution to enhance the Sky Italia’s new broadband portal service through which it is delivering additional high-value media content services to its customers including downloads of movies, sporting events, and news, as well as access to user communities. Leveraging the Interwoven WCM solution, Sky Italia’s marketing department, internal divisions, and external journalists now have a robust solution to create, edit, and publish customer-facing content.
In addition, new customer Odakyu Electric Railway Company in Japan purchased the Interwoven WCM solution as part of its initiative to provide improved customer service through the delivery of more timely and accurate information to both the railway’s employees and nearly 3 million daily riders. Using the Interwoven solution, Odakyu can achieve automatic and synchronized multi-channel publishing of key information such as schedule details to its website, train station display boards, and customers’ mobile devices as well as those of train conductors.
Solution and Product Leadership
Interwoven continued to bring innovative solutions and products to market. New solutions and products recently announced include:
•	Interwoven Customer Experience Solution—Interwoven introduced the first offering of its kind designed to enable enterprises to automate the Customer Experience Management process—from the creation of customer-facing content through the publishing of this content across customer touchpoints including the Web, mobile devices, contact centers, e-mail, retail stores, printed collateral, and more. The new solution—which is further enhanced by Interwoven’s partner ecosystem—addresses a critical need for Global 2000 companies, that are looking to accelerate business growth and drive new revenue opportunities through a more consistent brand experience worldwide, reduce time to market for new products and campaigns, and improve customer interactions across touchpoints.

•	Wireless Solutions—Interwoven announced a new integration for BlackBerry mobile devices, enabling organizations to deliver enhanced customer service through greater mobile e-mail and document management capabilities. As a result, organizations can ensure greater access to customer information for faster response times and consistent, high-quality customer interactions. Additionally, Interwoven joined forces with Ericsson, a leading telecom supplier of personalized media solutions to operators, to serve as the key ECM component of Ericsson’s Media Solution offerings, improving the mobile customer experience through the delivery of high demand media content services such as: ringtones, MP3 files, and image downloads; personalized news feeds; and more.

•	Interwoven Scrittura BuySide Solution—Extending its financial services industry solution leadership, Interwoven recently introduced the industry’s first solution for buy-side financial institutions to automate the incoming confirmations process for Over-the-Counter (OTC)

derivatives.The new solution—Scrittura BuySide—is designed to enable buy-side firms to achieve increased regulatory compliance and reduce trade processing times by automating and validating the confirmation process for OTC derivative instruments such as interest rate, credit, equity, foreign exchange, and energy.

•	New Business Intake and Conflicts Manager—Reinforcing its commitment to the professional services industry, Interwoven introduced the Interwoven New Business Intake and Interwoven Conflicts Manager products. These products provide professional services firms with the ability to manage the complete client engagement lifecycle—from the time a firm establishes first contact with a potential client to the disposition of that client file—within a single solution.
Partner Momentum
As part of its ongoing efforts to deliver best-in-class solutions, Interwoven continued to forge new strategic alliances as well as to strengthen existing partnerships.
•	Global Customer Experience Management Partner Ecosystem—In conjunction with its introduction of the industry’s first complete Customer Experience Management Solution, Interwoven announced that it is enabling end-to-end customer experience management through the support of an extensive partner ecosystem. Industry leaders such as Adobe, Avenue A | Razorfish, BEA, FAST, Idiom Technologies, Macquarium, Microsoft, Molecular, SDL International, thebigword, Translations.com, Transware, and others joined forces with Interwoven to enable enterprises to automate the customer experience management process.

•	SDL—Interwoven and SDL International, a leader in the emerging market for global information management (GIM) solutions, entered into a partnership to deliver a joint solution for global customer experience management. Powered by a best-in-class combination of software and process management, the solution is designed to enable multinational companies to increase their customers’ loyalty and satisfaction in markets around the world through the accelerated delivery of multilingual content to global markets.

•	Microsoft—Interwoven’s strategic relationship with Microsoft continued to achieve strong momentum with professional services firms, resulting in key technology innovations and notable customers wins. Since the two companies announced their expanded relationship, successes include: new integrations of Interwoven’s WorkSite Engagement/Matter-Centric Collaboration solution with Microsoft Office SharePoint Portal Server; nearly 30 customer wins over the past six months; early adoption of the SQL Server 2005 platform as part of the WorkSite solution; tighter technology roadmap alignment between WorkSite and the 2007 Microsoft Office system, Windows Vista, and other Microsoft technologies; and successful collaboration around numerous global go-to-market activities.

•	DataBuilder—Interwoven entered into an OEM agreement with Data Builder, Inc., the leader in document management software and services for general contractors and building owners, under which Data Builder is using Interwoven WorkSite Document Management as the foundation for a new hosted electronic project control system (e-PCS) for the construction industry. Data Builder e-PCS empowers general contractors to manage documents and workflow from pre-construction through post-construction, delivering an enhanced client experience, improving productivity, and facilitating risk management.

•	Metastorm—Interwoven and Metastorm, a leading provider of Business Process Management (BPM) software for modeling, automating, integrating, and improving both human and system-based processes, jointly announced that they have strengthened their partnership through a formal technology partnership and the development of a packaged integration adaptor. As a result, joint customers can take advantage of the integrated solution to combine process flows and content to gain greater control of business processes and visibility into the underlying content.

Industry Recognition/Awards
Interwoven continued to receive widespread recognition from leading industry analysts, publications, and customers across the globe for its best-in-class ECM solutions and market leadership.
•	Forrester Research Content-Centric Applications Wave—In its recent report, “The Forrester Wave: Content-Centric Applications, Q1 2006” (March 2006), Forrester Research ranked Interwoven as a leading provider of business content applications as well as a strong performer in the area of persuasive content applications. Forrester commended Interwoven for its focus and success in delivering innovative marketing content-centric solutions that enable Fortune 2000 companies to improve customer experience.

•	KMWorld 100—Interwoven was named to KMWorld’s “100 Companies That Matter in Knowledge Management” list for the fifth straight year. Interwoven was again recognized for its industry-leading focus on customer-driven innovation, proven return on investment, and ECM solutions strategy.

•	Partnership in Excellence Award—During the quarter, Interwoven was recognized with a “Partnership in Excellence” award by its customer First National Bank of Nebraska for Interwoven’s role in helping the bank achieve its goal of delivering an enhanced customer experience through the delivery of more timely online content and greater brand consistency across more than 70 Websites and over 90 banking locations.

•	Professional Services Awards—Further reinforcing its ECM solution leadership within the professional services industry, Interwoven announced that its customer Houthoff Buruma, a leading European law firm, and Morningstar Systems, an Interwoven systems integrator partner, won the ‘Application of the Year’ award from Netherlands-based VIP Magazine. The award was won for Houthoff Buruma’s exemplary use of the Interwoven Engagement/Matter-Centric Collaboration solution to enhance client service and improve operational efficiencies across the firm. Additionally, UK-based Legal Business Magazine recognized Interwoven with a coveted Legal Technology Award in the category of “Implementation of the Year” for Interwoven’s role in enabling Pinsent Masons, a top UK-based law firm, to successfully consolidate client files in a unified document management system, streamline business processes, and further enhance the client experience.

•	“Best Places to Work in the Bay Area”—For the second consecutive year, Interwoven was named one of the 100 “Best Places to Work in the Bay Area for 2006” by the San Jose/Silicon Valley Business Journal, the San Francisco Business Times, and the East Bay Business Times. Interwoven was one of the top ten high-technology businesses that made the list. Interwoven was recognized based on an overwhelming response from employees who gave the company high marks in a number of areas including corporate culture, company policies, benefits offerings, and feeling valued.
Company Developments
•	New Chairman of the Board of Directors and Interim President—During the quarter, Interwoven announced the appointment of long-time Interwoven Board member and Lead Independent Director, Frank Fanzilli, as the new Chairman of the Board. Interwoven also announced that Max Carnecchia, Interwoven’s Senior Vice President of Worldwide Sales, has assumed the role of Interim President. Fanzilli joined the Interwoven Board of Directors in 2002, and last year became the Board’s Lead Independent Director. Previously, he was with Credit Suisse First Boston for nearly two decades, holding numerous executive positions in technology, and also served on the Board of Directors of PeopleSoft, Inc., the Open Source Development Labs, and several privately held companies. As Senior Vice President of Worldwide Sales for Interwoven, Carnecchia oversees sales in the Americas, Asia Pacific and Europe, the Middle East, and Africa, and has also served as the company’s Vice President of Alliances. Prior to Interwoven, Carnecchia’s breadth of experience included overseeing sales, alliances, technical support, professional services, and training at a number of leading companies including Xoriant and Smart DB Corporation.

•	Interwoven GearUp ‘06 Conference—Hundreds of Interwoven customers, partners, and ECM industry experts recently convened at Interwoven’s annual GearUp ‘06 Conference in Hollywood, Florida. The global event featured presentations from world-class ECM customers; a partner network pavilion with 50 leading sponsors; and more than 70 breakout sessions addressing the full range of Interwoven solution and product areas. Customer presenters included: adidas, Allstate, Altria, Avaya, Blue Cross Blue Shield of Massachusetts, Cingular Wireless, CXO Media Inc. (publisher of CIO Magazine and CSO Magazine), DuPont, HSBC, John Hancock, Pillsbury Winthrop Shaw Pittman, SunTrust, and others.
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, Interwoven uses measures of operating results, net loss, net loss per share, and shares used in the net income (loss) per share calculation, which are adjusted to exclude restructuring charges, stock-based compensation, amortization of intangible assets, certain non-recurring costs, and the related tax impact of these adjustments and to include the dilutive impact of common stock options. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven also believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges that impact different line items in the consolidated statements of operations (including cost of sales-license, cost of sales-support and service, sales and marketing, research and development, and general and administrative expenses), that it is useful to investors to know how these specific line items in the consolidated statements of operations are affected by these adjustments. In particular, as Interwoven begins to apply Statement of Financial Accounting Standard No. 123R (“SFAS No. 123R”), Share-based Payment, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS 123R are reflected on its consolidated statements of operations. For its internal budgets, Interwoven’s management uses consolidated financial statements that do not include restructuring and excess facilities charges, retirement benefit costs associated with retirement of the company’s Chief Executive Officer, stock-based compensation, amortization of intangible assets, and the related tax impact of these adjustments. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
Conference Call Information
Interwoven’s 2006 first quarter results and its business outlook for the second quarter of 2006 will be discussed today, April 27, 2006 at 2:00 p.m. PT (5:00 p.m. ET).
Live Dial-in #: (913) 312-1292
Replay #: (888) 203-1112 or (719) 457-0820
Pass code: 6668364
Audio webcast instructions will be available on Interwoven’s Website at
http://www.interwoven.com/investors. The call replay will be available starting April 27, 2006 at approximately 5:00 p.m. PT for a limited period.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum, trends in IT spending, solutions and products, and activities with strategic business alliances, and statements about technology leadership. Actual results could differ materially from our current expectations as a result of many factors including: our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; the success of our strategic business alliances; intense competition in our markets; changes in key personnel, the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven, Inc., provider of Enterprise Content Management solutions for business, enables organizations to unify people, content and processes to minimize business risk, accelerate time-to-value and sustain lower total cost of ownership. Interwoven delivers deep industry-specific solutions which reduce business process cycle time from initial collaboration through design, production, sales, marketing, legal review, IT, and service. Interwoven leads the industry with a service-oriented architecture today and easy-to-use, best-in-class components and solutions. Today, over 3,500 enterprises, law firms, and professional services organizations worldwide are Interwoven customers including BT, Ford, Freshfields Bruckhaus Deringer, Jones Day, Motorola, and Yamaha. Interwoven is headquartered in Sunnyvale, California, with offices around the world. For more information visit www.interwoven.com.
Investor Relations Contact:
Brian Andersen
Interwoven, Inc.
(408) 530-5801
bandersen@interwoven.com
Media Relations Contact:
Eric Doyle
Cohn & Wolfe
(415) 365-8526
eric_doyle@cohnwolfe.com

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

Assets	March 31, 2006	Dec. 31, 2005
	(Unaudited)
Current assets:
Cash and cash equivalents	$60,266	$73,618
Short-term investments	82,814	63,581
Accounts receivable, net	30,826	31,542
Prepaid expenses and other current assets	5,141	5,193

Total current assets	179,047	173,934

Property and equipment, net	5,001	5,044
Goodwill	191,595	191,595
Other intangible assets, net	22,924	25,527
Other assets	2,519	2,506

Total assets	$401,086	$398,606

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,508	$4,491
Accrued liabilities	23,113	22,198
Restructuring and excess facilities accrual	7,145	7,266
Deferred revenues	57,176	54,010

Total current liabilities	92,942	87,965

Accrued liabilities	2,499	2,761
Restructuring and excess facilities accrual	7,645	9,681

Total liabilities	103,086	100,407

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	42	42
Additional paid-in capital	706,292	705,908
Deferred stock-based compensation	—	(1,002)
Accumulated other comprehensive loss	(501)	(359)
Accumulated deficit	(407,833)	(406,390)

Total stockholders’ equity	298,000	298,199

Total liabilities and stockholders’ equity	$401,086	$398,606

INTERWOVEN, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
	(Unaudited)
Revenues:
License	$17,569	$16,417
Support and service	28,889	26,068

Total revenues	46,458	42,485

Cost of revenues:
License	4,172	3,488
Support and service	11,857	10,029

Total cost of revenues	16,029	13,517

Gross profit	30,429	28,968

Operating expenses:
Sales and marketing	18,401	17,328
Research and development	8,554	8,168
General and administrative	5,260	3,608
Amortization of intangible assets	828	856
Restructuring and excess facilities	(337)	(330)

Total operating expenses	32,706	29,630

Loss from operations	(2,277)	(662)

Interest income and other, net	1,274	713

Income (loss) before provision for income taxes	(1,003)	51
Provision for income taxes	440	300

Net loss	$(1,443)	$(249)

Basic and diluted net loss per common share	$(0.03)	$(0.01)

Shares used in computing basic and diluted net loss per common share	42,430	41,137

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2006			March 31, 2005
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
License	$17,569	$—	$17,569	$16,417	$—	$16,417
Support and service	28,889	—	28,889	26,068	—	26,068

Total revenues	46,458	—	46,458	42,485	—	42,485

Cost of revenues:
License (1)	4,172	(3,497)	675	3,488	(2,725)	763
Support and service (2)	11,857	(200)	11,657	10,029	(28)	10,001

Total cost of revenues	16,029	(3,697)	12,332	13,517	(2,753)	10,764

Gross profit	30,429	3,697	34,126	28,968	2,753	31,721

Operating expenses:
Sales and marketing (2)	18,401	(378)	18,023	17,328	(209)	17,119
Research and development (2)	8,554	(202)	8,352	8,168	(81)	8,087
General and administrative (2) (3)	5,260	(1,694)	3,566	3,608	(192)	3,416
Amortization of intangible assets (1)	828	(828)	—	856	(856)	—
Restructuring and excess facilities recoveries (4)	(337)	337	—	(330)	330	—

Total operating expenses	32,706	(2,765)	29,941	29,630	(1,008)	28,622

Income (loss) from operations	(2,277)	6,462	4,185	(662)	3,761	3,099
Interest income and other, net	1,274	—	1,274	713	—	713

Income (loss) before taxes	(1,003)	6,462	5,459	51	3,761	3,812
Provision for income taxes (5)	440	1,416	1,856	300	996	1,296

Net income (loss)	$(1,443)	$5,046	$3,603	$(249)	$2,765	$2,516

Net income (loss) per share	$(0.03)		$0.08	$(0.01)		$0.06

Shares used in computing net income (loss) per share (6)	42,430		43,199	41,137		42,112

(1)	For the three months ended March 31, 2006 and 2005, adjustments reflect the reversal of $3.5 million and $2.7 million, respectively, associated with the amortization of purchased technology and $828,000 and $856,000, respectively, associated with the amortization of intangible assets.

(2)	As of January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123R, Share-based Payment. For the three months ended March 31, 2006, adjustments reflect the reversal of stock-based compensation expense of $200,000 in cost of revenues – support and service, $378,000 in sales and marketing, $202,000 in research and development and $74,000 in general and administrative. For the three months ended March 31, 2005, adjustments reflect the reversal of amortization of deferred stock-based compensation of $28,000 in cost of revenues – support and service, $209,000 in sales and marketing, $81,000 in research and development and $192,000 in general and administrative.

(3)	For the three months ended March 31, 2006, adjustments reflect the reversal of $1.6 million in benefit costs associated with the retirement of the Company’s Chief Executive Officer.

(4)	For the three months ended March 31, 2006 and 2005, adjustments reflect the reversal of $337,000 and $330,000, respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	For the three months ended March 31, 2006 and 2005, adjustments reflect an additional hypothetical tax provision of $1.4 million and $1.0 million, respectively, associated with the non-GAAP adjustments.

(6)	For the three months ended March 31, 2006 and 2005, the shares used in computing non-GAAP net income for the three months ended March 31, 2006 and 2005 include the dilutive impact of common stock options of 769,000 and 975,000, respectively.